Exhibit 99.1

Biotricity Releases Fiscal 2022 Third Quarter Financial Results

Management to host investor call on Tuesday February 15th at 4:15 pm ET

●	93% YOY Revenue Gains to $1.93 Million
●	Revenue Outpaces SG&A Increase by 2.2x
●	Cash Position of $16.8 Million at Quarter End Is Highest Ever
●	Continues to Anticipate Full-Year Triple-Digit Revenue Growth

REDWOOD CITY, CA / ACCESSWIRE / February 14, 2022 / Biotricity, Inc. (NASDAQ:BTCY) (“Biotricity” or the “Company”), a medical diagnostic and consumer healthcare technology company, today announced financial results for its 2022 fiscal year’s third quarter ended December 31, 2021.

Q3-FY22 financial and operating highlights include:

●	Revenue of $1.93 million, an increase of 93% year-over-year and sequentially 7% above the $1.8- million reported in Q2FY22.
●	Scaling well - SG&A rose just 40%, R&D up 32%, compared with 93% revenue increase.
●	Net loss of $7.34 million or $0.15 per share, impacted by one-time derivative fair value and accretion expenses of $1.34 million during the quarter; excluding these non-recurring items would result in an adjusted net loss of $6.0 million or $0.12 per share.

“The December quarter was pivotal for our company, said Dr. Waqaas Al-Siddiq, Founder & CEO of Biotricity. “We were still able to generate modest sequential growth despite the challenges of omnicron, clinical closures, and reduced scheduling and staffing.

“We also had several game-changing product introductions, as well as the foundational FDA clearance of Biotres, which has greatly expanded our total addressable cardiac market and has positioned us well to make 2022 an inflectional year. Our recently completed $12 million debt financing has firmly positioned us to aggressively pursue our expansion plans and solidify our sector tech leadership.”

As important, last quarter the Company brought to market Bioheart, a heart monitor now directly available to consumers. The device offers the same continuous heart monitoring technology used by physicians. It allows patients to manage heart conditions with retrospective snapshots and long-term data collection. A first of its kind feature that is not possible through traditional solutions that require manual data collection and can only record up to a few minutes. It opens a new market and revenue stream for Biotricity and has expanded the company’s total addressable heart monitoring market by $1.24 billion. Bioheart can be purchased at www.bioheart.com and now on Amazon for $199.

“The addition of Bioheart is groundbreaking and marks an important step in achieving our ultimate goal of building a complete cardiac ecosystem to service individuals with heart health issues. I am proud to note that Bioheart was brought to market in less than a year, ahead of schedule,” Dr. Al-Siddiq added.

Additionally, in December the Company successfully completed a $12 million non-dilutive debt financing on favorable terms. Intended use of proceeds was to extinguish $1.6 million in less favorable legacy debt, support the Company’s inventory build, and finance annul recurring revenue subscriptions.

Looking ahead, the Company noted it plans to recapture any sales temporarily lost to covid in CY2021, as cardiac disease is not retreating but rather made people more aware of its risks as a co-morbidity. Biotricity is expanding its geographic footprint as it strategically adds top-tier cardiac medical salespeople, who then increase the number of cardiac centers participating in its Biotricity ecosystem. Its end goal is to collapse cardiac services within clinics and hospitals into one ecosystem - so that doctors are using the cloud-based Biotricity ecosystem not merely to deliver diagnostics, but diagnostics, disease management, remote management, and telemedicine integrated seamlessly all in one place.

“With our busy new product launch and services schedule for calendar 2022, ours is a classic case of the whole being far more valuable than the sum of its parts. Cardiac disease progression is rarely reversed, and we expect to accompany every new patient throughout their lifelong cardiac health journey with a growing spectrum of remote monitoring solutions featuring advanced AI technology,” Dr. Waqaas concluded. “Transforming the state of cardiac health is the reason I founded Biotricity.”

As part of its commitment to communicate proactively with shareholders, in December, Dr. Al-Siddiq published a comprehensive shareholder letter including milestones, a products roadmap, growth strategy, and 2022 goals. It discussed the recently FDA cleared Biotres, and the competitive advantages of a three lead device for ECG and arrhythmia monitoring intended for lower risk patients. Biotres opens a new market and increases the Company’s total addressable market from $1 billion to $5.7 billion. The device is slated to be widely available starting April 1. The Letter can be seen here: Biotricity Shareholder Letter

Full details of the Company’s financial results will be filed with the SEC on Form 10-Q and published this week on www.sec.gov.

Management Call

Company management will be hosting a call on Tuesday, February 15, 2022 at 4:15pm ET. A live webcast of the conference call can be accessed by clicking on the following link: https://pr.report/a73-wUZW. A full replay of the presentation will be available at the same link shortly after the conclusion of the live presentation.

The live and archived webcast of the conference call will also be accessible on the Investor Relations section of the company’s website at www.biotricity.com. The phone replay will be available approximately two hours following the end of the call, and will remain available for one week. To access the call replay dial-in information, please Click Here and enter replay passcode: 6231038.

About Biotricity Inc.

Biotricity is transforming the healthcare market by bridging the gap in remote monitoring and chronic care management. Doctors and patients trust Biotricity’s unparalleled standard for preventive & personal care, including diagnostic and post-diagnostic products for chronic conditions. The Company develops comprehensive remote health monitoring solutions for the medical and consumer markets. To learn more, visit

www.biotricity.com.

Important Cautions Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek,” “project,” or “goal” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements may include, without limitation, statements regarding (i) the plans, objectives and goals of management for future operations, including plans, objectives or goals relating to the design, development and commercialization of Bioflux or any of the Company’s other proposed products or services, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company’s future financial performance, (iv) the regulatory regime in which the Company operates or intends to operate and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company’s inability to obtain additional financing, the significant length of time and resources associated with the development of its products and related insufficient cash flows and resulting illiquidity, the Company’s inability to expand the Company’s business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and the Company’s failure to implement the Company’s business plans or strategies. These and other factors are identified and described in more detail in the Company’s filings with the SEC. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Use of Non-GAAP Information

In addition to the unaudited results presented in accordance with generally accepted accounting principles, or GAAP in this press release, Biotricity presents adjusted net loss, which is a non-GAAP financial measure. Adjusted net loss is determined by deducting one-time derivative fair value and accretion expenses from net loss attributable to common shareholders. Our definition of adjusted net loss may not be comparable to the definitions of similarly titled measures used by other companies. We believe that this non-GAAP financial measure, viewed in addition to and not in lieu of its reported GAAP results, provides useful information to investors by providing a more focused measure of operating results. This metric is used as part of the Company’s internal reporting to evaluate its operations and the performance of senior management.

Contacts:

Investor Relations:

Biotricity Inc.

1-800-590-4155

investors@biotricity.com

SOURCE: Biotricity Inc.